Exhibit 10.15(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AMENDMENT NO. 4 TO
LOAN ORIGINATION AGREEMENT

This Amendment (this “Amendment”) is made effective as of July 27, 2018 by and between GreenSky, LLC (f/k/a GreenSky Trade Credit, LLC) (“Servicer”) and Regions Bank (“Regions”).

RECITALS

WHEREAS, Servicer and Regions entered into that certain Loan Origination Agreement dated as of November 25, 2014, as amended (collectively, the “Origination Agreement”); and

WHEREAS, Servicer and Regions wish to amend the Origination Agreement as set forth herein;

NOW THEREFORE, for and in consideration of the mutual obligations and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, Servicer and Regions agree as follows:

1.	Recitals. The above recitals are incorporated herein and deemed a part of this Amendment.

2.	Capitalized Terms. Capitalized terms used but not otherwise herein defined are used as defined in the Origination Agreement.

3.	Amendment to Origination Agreement. The Origination Agreement is hereby amended by deleting the current Schedule B and in lieu thereof inserting Schedule B attached to this Amendment.

4.
Incorporation. This Amendment is hereby incorporated into, shall be a part of, and is subject in all respects to the terms of the Origination Agreement. Except as amended by this Amendment, all the terms, conditions and covenants of the Origination Agreement are valid, shall remain in full force and effect, and are hereby ratified and confirmed; provided that the event of any inconsistencies between the terms this Amendment and the terms of the Origination Agreement, the terms of this Amendment shall control with respect to the express subject matter hereof.

5.
Entire Agreement. The Origination Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the matters covered and no other prior promises, negotiations or discussions, oral or written, made by any party or its employees, officers or agents shall be valid and binding.

6.
Counterparts and Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or PDF, and a fax or PDF of an original signature shall be deemed the equivalent of an original.

Exhibit 10.15(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the parties have duly executed this Amendment by their respective authorized representatives as of the date first set forth above.

GREENSKY, LLC

By:    /s/ Timothy D. Kaliban
Name:    Timothy D. Kaliban
Title:    President
Date:    July 27, 2018

REGIONS BANK

By:    /s/ Craig Williams
Name:    Craig Williams
Title:    SVP / Assistant General Counsel
Date:    August 1, 2018

Exhibit 10.15(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE B

Underwriting Criteria

The underwriting criteria for Loans originated pursuant to this Origination Agreement are set forth below under “Credit Policy.”

Lender may confirm, as it deems appropriate, that the Underwriting Criteria are met on an ongoing basis. Lender shall ensure the Underwriting Criteria are consistent with the Lender’s lending authority under state and federal law. Lender is responsible for notifying Servicer promptly of any changes to Lender’s lending authority that would preclude Lender from making Loans on the terms set forth in the Underwriting Criteria.

[*****]

Exhibit 10.15(a)

CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Credit Policy

[***Approximately three pages redacted.***]